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                                                                    EXHIBIT 15.1

                       [FORM OF LETTER FROM NAIL MCKINNEY
                  PROFESSIONAL ASSOCIATES AS TO THE UNAUDITED
                         INTERIM FINANCIAL INFORMATION]



                                                               December 27, 1996


Pontotoc BancShares Corp.
P. O. Box 29
Pontotoc, MS 38863


Dear Gentlemen:

We consent to the use of the compiled financial statements we prepared December 11, 1996 for the First National Bank of Pontotoc for the two years ended December 31, 1995 and 1994 and the nine-month periods ended September 30, 1996 and 1995 in the registration Statement of Form S-4 of Pontotoc BancShares Corp.



Very truly yours,


/s/ JAMES RAY DAVIS, JR.
James Ray Davis, Jr.
Certified Public Accountant